Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (92.48%)	Delaware
HC2 Holdings 2, Inc.	Delaware
HC2 International Holding, Inc.	Delaware
Schuff Merger Sub, Inc.	Delaware

Subsidiaries of DBM Global Inc., HC2 Holdings 2, Inc. and HC2 International Holding, Inc., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INC.

Subsidiary	Jurisdiction of Organization
DBM Global-North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Aitken Manufacturing Inc.	Delaware
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company - Colorado LLC	Delaware
Schuff Steel Management Company - Southeast LLC	Delaware
Schuff Steel Management Company - Southwest, Inc.	Delaware
PDC Services (USA) Inc.	Delaware
Schuff Steel Company	Delaware
Schuff Steel - Atlantic, LLC	Florida
SSRW JV LLC (50%)	Delaware
Schuff Steel Company - Panama S. de R.L.	Panama
DBM Global Holdings Inc.	Delaware
DBM Vircon Services LTD (f/k/a PDC Services (Canada) LTD)	British Columbia, Canada
DBMG International PTE LTD	Singapore
BDS Steel Detailers (UK) Ltd	United Kingdom
BDS Steel Detailers (USA) Inc.	Arizona
DBMG Singapore PTE LTD	Singapore
BDS Vircon Co. LTD	Thailand
PDC Asia Pacific Inc.	Philippines
DBM Global (Australia) Pty Ltd	Australia
BDS Global Detailing Pty Ltd	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
BDS Steel Detailers (NZ) Ltd	New Zealand
PDC Operations (Australia) Pty Ltd	Australia
Schuff Premier Services LLC	Delaware

SUBSIDIARIES OF HC2 HOLDINGS 2, INC.

Subsidiary	Jurisdiction of Organization
704 Games Company (f/k/a DMi, Inc.) (56.33%)	Delaware
ANG Holdings, Inc. (67.7%)	Delaware
American Natural Gas, LLC	New York
ANG Region 1, LLC (f/k/a Questar Fueling Company)	Delaware
ANG Region 2, LLC (f/k/a Constellation CNG, LLC)	Delaware
Continental Insurance Group Ltd.	Delaware
Continental LTC Inc.	Delaware
Continental General Insurance Company	Texas
Global Marine Holdings, LLC (73.82%)	Delaware
Global Marine Holdings Limited	United Kingdom
Global Marine Systems Limited	United Kingdom
CWind Limited	United Kingdom
CWind 247 GmbH	Germany
Global Cable Technology Limited	United Kingdom
Global Marine Search Limited	United Kingdom

Subsidiary	Jurisdiction of Organization
Global Marine Systems (Americas) Inc.	Delaware
Global Marine Systems (Bermuda) Limited	Bermuda
Global Marine Systems (Depots) Limited	Canada
Global Marine Systems (Investments) Limited	United Kingdom
Global Marine Systems (Netherlands) BV	Netherlands
Global Marine Systems (Vessels) Limited	United Kingdom
Global Marine Systems (Vessels II) Limited	United Kingdom
Global Marine Systems Oil & Gas Limited	United Kingdom
Global Marine Systems Pension Trustee Limited	United Kingdom
GMS Guernsey Pensions Plans Limited	Guernsey
GMSG Limited	Guernsey
GMSL Employee Benefit Trust	United Kingdom
Red Sky Subsea Limited	United Kingdom
Vibro-Einspultechnik Duker - and Wasserbau GmbH	Germany
Global Marine Cable Systems Pte Limited	Singapore
HC2 Broadcasting Holdings Inc.	Delaware
HC2 Broadcasting Inc.	Delaware
HC2 Broadcasting License Inc.	Delaware
DTV America Corporation (50.06%)	Delaware
HC2 LPTV Holdings, Inc.	Delaware
HC2 Network Inc.	Delaware
HC2 Station Group, Inc.	Delaware
NerVve Technologies, Inc. (72.35%)	Delaware
Pansend Life Sciences, LLC	Delaware
Benevir Biopharm, Inc. (80.26%)	Delaware
Genovel Orthopedics, Inc. (80%)	Delaware
MediBeacon, Inc. (50.06%)	Delaware
R2 Dermatology Incorporated (73.85%)	Delaware

SUBSIDIARIES OF HC2 INTERNATIONAL HOLDING, INC.

Subsidiary	Jurisdiction of Organization
Arbinet Corporation	Delaware
Arbinet-thexchange Ltd	United Kingdom
PTGi-ICS Holdings Limited	United Kingdom
PTGi International Carrier Services Ltd	United Kingdom
HC2 Europe BV	The Netherlands
HC2 S.R.L. in Liquidazione	Italy
PTGi International Carrier Services, Inc.	Delaware
PTGI-ICS OPS RO S.R.L.	Romania
HC2 International, Inc.	Delaware
Primus Telecommunications El Salvador SA de C.V.	El Salvador
The St. Thomas & San Juan Telephone Company, Inc.	U.S. Virgin Islands